                                                           EXHIBIT (b)(6)(a)(ii)

                            CERTIFICATE OF AMENDMENT

                               OF THE CHARTER OF

                      ROYAL TANDEM LIFE INSURANCE COMPANY


                           Under Section 1206 of the
                               Insurance Law and
                               Section 805 of the
                              Business Corporation
                          Law of the State of New York


     We, the undersigned, Thomas H. Patrick, President of Royal Tandem Life Insurance Company, and Barry G. Skolnick, Secretary of Royal Tandem Life Insurance Company, hereby certify:

     1. The name of the corporation is Royal Tandem Life Insurance Company (the "Corporation"). The name under which the corporation was formed is Agway Life Insurance Company.

     2. The Corporation's Declaration of Intention and Charter was filed in the office of the Superintendent of Insurance of the State of New York (the "Superintendent's Office") on November 28, 1973. The Corporation's Certificate of Amendment and Restatement of Charter was filed in the Superintendent's Office on September 3, 1986.

     3. The Charter of the Corporation is hereby amended to change the name of the Corporation to "ML Life Insurance Company of New York."

     4. The text of Article I of the Corporation's Charter, which states the name of the Corporation, is hereby amended to read as herein set forth in full:

                                   ARTICLE I
                                   ---------
                                      NAME
                                      ----
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                     The name of the corporation shall be
                     ML Life Insurance Company of New York.
          5. The aforesaid Amendment to the Charter of the Corporation and the filing of this Certificate of Amendment was duly authorized and approved by a vote of the majority of all the outstanding shares of the Corporation entitled to vote thereon.

          IN WITNESS WHEREOF, the undersigned have duly executed and signed this Certificate of Amendment on this 14th day of August, 1991.
                                 ----

                                   /s/  THOMAS H. PATRICK
                                  ------------------------------
                                  Thomas H. Patrick, President



                                   /s/  BARRY G. SKOLNICK
                                  ------------------------------
                                  Barry G. Skolnick, Secretary
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STATE OF NEW YORK   )
                    )  ss:
COUNTY OF NEW YORK  )



          On this 14th day of August, 1991, before me came Thomas H. Patrick and
                  ----
Barry G. Skolnick, to me known to be the individuals described in and who executed the foregoing instrument in my presence, and they acknowledged that they executed the same.

                                   /s/  JOHN C. CIRINCION
                                  ------------------------------
                                  John C. Cirincion
                                  Notary Public



                                 [STAMP]
                                 JOHN C. CIRINCION
                           Notary Public, State of New York
                                 No. 31-4736108
                           Qualified in New York County
                           Commission Expires October 31, 1991
                                                            --